UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

SURNA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2015, Surna, Inc. (the “Company”) entered into a membership interest purchase agreement (the “Agreement”) with Jim Willett and Forbeez Capital, LLC (together, the “Sellers”), pursuant to which the Company agreed to purchase and the Sellers agreed to sell all of their membership interests (the “Interests”) in Agrisoft Development Group, LLC (“Agrisoft”), a company that primarily operates as a point of sale software and technology company with a current focus on the cannabis sector. Together, the Sellers own, and will sell to the Company, 66% of the total membership interests in Agrisoft.

Pursuant to the terms of the Agreement, on the closing date, the Company will purchase the Interests from the Sellers for an aggregate purchase price of $4,000,001, 50% of which shall be paid in Company stock, and 50% of which shall be in the form of a promissory note (the “Note”). The shares of Company stock issued as partial payment for the Interests will be subject to lock-up and leak-out/bleed-out provisions that restrict the marketability, transferability and/or sale of Company securities to no more than 5% per day of the average of the prior five days’ closing volumes, with all restrictions lifting after 18 months. The Note shall be a two-year note in the aggregate principal amount of $2,000,000, with interest accruing at 8% annually, payable in quarterly installments of $150,000, with the first $150,000 payment due 90 days following the closing date, and with a balloon payment due at maturity.

The Note will be accelerated subject to the following terms:

(i)	If the Company raises more than $4 million in any new financing, the Company will pay Sellers $500,000 for every $1 million raised above $4 million, and

(ii)	If Agrisoft has more than $200,000 in net earnings in a single month, 50% of all net earnings above $200,000, not to exceed $50,000 in any month, shall be paid to Sellers.

The closing of the sale of the Interests, which is subject to customary closing conditions, is scheduled for March 15, 2015.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Company issued a press release and a revised press release related to the Company’s entry into the Agreement. The press release and the revised press release are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Membership Interest Purchase Agreement dated as of January 8, 2015 by and between Surna, Inc. and Jim Willett and Forbeez Capital, LLC.

99.1	Press release dated January 8, 2015.

99.2	Revised press release dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA, INC.

Date: January 8, 2015	By:	/s/ Tom Bollich
Tom Bollich, Chief Executive Officer